Exhibit 99.1

FOR IMMEDIATE RELEASE

ANI Pharmaceuticals to Acquire Novitium Pharma, Strengthening R&D Engine and Expanding Generics and CDMO Business

•	Creates Sustainable Generics Growth Engine with Approximately 25+ Launches Expected in 2021 and 2022

•	Expands Brand Portfolio with Addition of 505(b)(2) Pipeline and Enhances Scale of CDMO Business

•	Purchase Price of $163.5 Million, including $89.5 Million in Cash and $74 Million in Equity, plus Two Potential Future Earnouts of Up to $46.5 Million

•	Expected to be Accretive to Adjusted non-GAAP Earnings per Share within First 12 Months

•	Strengthens Capital Structure with New Senior Credit Facilities of $340 Million (Replacing the Company’s Existing Term Loan A) Committed by Truist Securities and $25 Million PIPE by Ampersand Capital Partners

BAUDETTE, Minnesota (March 9, 2021) - ANI Pharmaceuticals, Inc. (“ANI” or the “Company”) (Nasdaq: ANIP) today announced that it has signed a definitive agreement to acquire Novitium Pharma, a privately held, New Jersey-based pharmaceutical company with development, manufacturing, and commercialization capabilities for $163.5 million, including $89.5 million in cash and $74 million in equity plus two potential future cash earn-outs of up to $46.5 million. The transaction has been approved by the ANI Board of Directors and is expected to close in the second half of 2021, subject to regulatory approvals and approval by ANI shareholders as required by Nasdaq listing standards as described below. Equity holders of Novitium have approved the transaction.

“Strengthening our well-established Generics business with enhanced development capabilities and increased focus on niche opportunities is a key pillar of ANI’s growth strategy. The acquisition of Novitium aligns with this strategy, adding a best-in-class R&D engine that delivers sustainable growth through new product launches and offering upside through niche 505(b)(2) opportunities. The addition of a U.S. based, state-of-the-art manufacturing facility and enhanced scale to our CDMO business are other attractive advantages of this acquisition. We also look forward to welcoming Samy, Chad, Vijay and the entire Novitium team to ANI,” stated Nikhil Lalwani, President and CEO.

“We expect the transaction will be immediately accretive to our adjusted EBITDA. Upon closing of the transaction, our strengthened pro forma capital structure, including the new senior credit facilities underwritten by Truist Securities and the PIPE from Ampersand Capital Partners will enable us to facilitate long-term growth,” concluded Lalwani.

Samy Shanmugam, Co-Founder and President, and Chad Gassert, Co-Founder and CEO, commented, “We are delighted to join ANI as we enter this next phase of exciting growth at Novitium Pharma. We look forward to supporting ANI to execute on their strategy of growing their business, expanding and diversifying their product portfolio, and creating long-term value for their investors.”

Transaction Strongly Positions ANI for Future Growth

•	Proven R&D Engine Fuels Sustainable Growth

Novitium anticipates launching 25+ additional products in 2021 and 2022, including products with U.S. Food and Drug Administration (“FDA”) Competitive Generic Therapy (“CGT”) designation. The Company currently has 21 abbreviated new drug applications (“ANDAs”) filed with the FDA and more than 30 additional products under development. Novitium’s leadership of Samy Shanmugam, Chad Gassert, Vijay Thorappadi and the entire team has an excellent track record of execution and efficiency from filing to launch. Integration of Novitium’s R&D operations will establish a center of excellence for ANI’s generics product development program.

•	Expands ANI’s R&D Pipeline Focused on Niche Opportunities

Novitium is currently advancing three 505(b)(2) candidates in Oncology and Hypertension. These 505(b)(2) products will build on ANI’s increasing focus on niche opportunities, including its first Paragraph IV filing in 2020 and the filing of injectables ANDAs in 2021.

•	Enhances Scale of CDMO Business and U.S.-Based Manufacturing Capacity

Novitium adds nine new customers to ANI’s growing CDMO business. Additionally, Novitium brings with it a 50,000 sq ft East Windsor, NJ facility, including 27 manufacturing suites and eight clinical suites supporting R&D, commercial manufacturing and packaging. An ongoing 20,000 sq ft building expansion will add 18 new manufacturing suites. Novitium’s annual production capacity is approximately two billion units in aggregate across tablets, capsules, liquid suspensions and solutions, powders and powder for oral suspension, controlled release and potent compounds.

•	Compelling Financial Profile

The combination is expected to be accretive to ANI’s adjusted non-GAAP EPS in the first 12 months after closing. The transaction is expected to add approximately $15 million to adjusted EBITDA in the second half of 2021, assuming a mid-year 2021 close. The acquisition diversifies ANI’s revenue base by contributing to each of its reporting segments: Generics, Contract Manufacturing, Royalties/Other and, following the launch of Novitium’s 505(b)(2) pipeline products, the Brand segment.

Terms of the Transaction & Financing

Under the terms of the transaction, the Purchase Price of $163.5 Million is comprised of (i) a cash payment of $89.5 million and (ii) $74 million in equity. Novitium is also eligible to receive (i) $25 million in contingent payments upon the achievement of financial targets related to Generics products and filing of certain ANDAs and (ii) $21.5 million in contingent payments upon the achievement of financial targets from the 505(b)(2) products.

ANI will finance the transaction with a new $300 million Term Loan B, issuance of $74 million in equity to the sellers, and a $25 million PIPE investment by Ampersand Capital Partners. The facility also includes a new $40 million revolving credit facility. The new debt financing will be secured by substantially all the assets of ANI and its subsidiaries and used for the cash portion of the acquisition and to refinance ANI’s existing senior credit facilities. The proposed capital structure further facilitates sustainable growth for ANI.

Approvals

The transaction is expected to be completed in the second half of 2021, subject to the satisfaction of customary closing conditions, approval from relevant regulatory agencies, including clearance under the Hart-Scott Rodino Antitrust Improvements Act, and approval by ANI shareholders under Nasdaq listing standards as the result of the equity portion of the Novitum transaction and the shares issuable in the PIPE transaction.

Advisors

Bourne Partners, Truist Securities and Houlihan Lokey acted as financial advisors to ANI Pharmaceuticals. SVB Leerink acted as financial advisor to Novitium Pharma and its shareholders. Hughes Hubbard & Reed were ANI’s legal advisors and Orrick, Herrington & Sutcliffe acted as legal advisors to Novitium and its shareholders.

About ANI

ANI Pharmaceuticals, Inc. is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include narcotics, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. For more information, please visit our website www.anipharmaceuticals.com.

About Novitium Pharma

With operations in East Windsor, New Jersey, and Chennai, India, Novitium Pharma is a U.S. based pharmaceutical company that specializes in development, manufacturing, and distribution of niche generic products. The Company, founded in 2016, by Samy Shanmugam, Chad Gassert and Vijay Thorappadi, has since developed a growing commercial product portfolio spanning a diverse range of dosage forms and therapeutic categories. Novitium continues to invest in producing affordable, high-quality medication to fulfill the needs of pharmacists, patients, and communities.

About Ampersand Capital Partners

Founded in 1988, Ampersand is a middle market private equity firm with more than $2 billion of assets under management dedicated to growth-oriented investments in the healthcare sector. With offices in Boston, MA and Amsterdam, Netherlands, Ampersand leverages a unique blend of private equity and operating experience to build value and drive superior long-term performance alongside its portfolio company management teams. Ampersand has helped build numerous market-leading companies across each of the firm's core healthcare sectors. Additional information about Ampersand is available at www.ampersandcapital.com.

Additional Information about the Proposed Merger And Where To Find It

In connection with the proposed issuance of ANI securities described above, the Company will file a proxy statement on Schedule 14A with the SEC. Additionally, the Company plans to file other relevant materials with the SEC in connection with the proposed transactions described above. This release is not a substitute for the proxy statement or any other document which the Company may file with the SEC. The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the proposed transaction and related matters. INVESTORS IN AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR FURNISHED OR WILL BE FILED OR WILL BE FURNISHED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUISITION, RELATED MATTERS AND THE PARTIES TO THE TRANSACTIONS. The materials to be filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or by contacting the investor relations department of the Company.

Participants in the Solicitation

This press release does not constitute a solicitation of a proxy from any stockholder with respect to the proposed transactions described above. However, the Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the proposed transactions. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, the Company’s definitive proxy statement on Schedule 14A for the meeting of stockholders and the other relevant materials filed with the SEC in connection with the transactions if and when they become available. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the transactions when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph filed, with or furnished to the SEC. All such documents, when filed or furnished, are available free of charge at the SEC’s website at www.sec.gov or by contacting the investor relations department of the Company.

Forward Looking Statements

To the extent any statements made in this release deal with information that is not historical, these are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, those relating to proposed acquisition of Novitium, the proposed PIPE and new credit facilities, future growth and the development, manufacturing and commercialization of the Company’s products and any additional product launches from the Company’s generic pipeline and those being acquired in the Novitium transaction, other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” other words of similar meaning, derivations of such words and the use of future dates.

Uncertainties and risks may cause the Company’s actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to, the risk that the Company may face with respect to obtaining the requisite approvals for the transaction, completing the PIPE and expected new debt facilities, importing raw materials; competition from other products; acquisitions; contract manufacturing arrangements; delays or failure in obtaining product approval from the U.S. Food and Drug Administration; general business and economic conditions; market trends; products development; regulatory and other approvals and marketing.

More detailed information on these and additional factors that could affect the Company’s actual results are described in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Form 8-K related to the Novitium acquisition, the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other filings with the SEC. All forward-looking statements in this news release speak only as of the date of this news release and are based on the Company’s current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Relations:

Lisa M. Wilson, In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com